Exhibit 10.12

30 November 2022

FINANCIAL SUPPORT LETTER

To: VinFast Trading & Investment Pte. Ltd

Address: 120 Lower Delta Road, #02-05 Cendex Centre, Singapore 169208.

Attention: Mrs. Le Thi Thu Thuy – Managing Director

Copy: Ernst & Young Vietnam Ltd.

Address: 8th Floor, CornerStone Building, 16 Phan Chu Trinh, Hoan Kiem District, Hanoi, Vietnam

Attention: Mr. Anthony Le Duong – Deputy General Director

Dear Mrs. Le Thi Thu Thuy,

By virtue of the financial support letter (“Support Letter”), in connection with the review of the interim consolidated financial statements (“the interim financial statements“) of VinFast Trading & Investments Pte. Ltd. (“the Company”) for the 9 months period ended 30 September 2022 prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), Vingroup Joint Stock Company (“the Group”), the parent company of the Company, hereby confirms that the Group will and has the ability to provide financial support for the Company and its subsidiaries, and also will not recall any existing amounts owing to the Group and other subsidiaries of the Group (including borrowings and interest payables, payable for the purchase of shares/contributed capital, and other payables) if the balances are overdue (“Financial Support”). This commitment is to ensure that the Company and its subsidiaries have the ability to operate going concern as defined in Accounting Standards Codification 205-40 and to meet their liabilities as and when they fall due during the next 12 months period from the issuance date of the Company’s interim consolidated financial statements for the 9 months period ended 30 September 2022 (“the Issuance Date of the Interim Financial Statements” or “the Public Filing Date”). Following the foregoing commitment, upon each specific request to support of the Company and its subsidiaries, the Group will or require its subsidiaries to carry out necessary procedures to facilitate such Financial Support.

The Support Letter is intended to benefit the Company and its subsidiaries only and shall be valid from the Issuance Date of the Interim Financial Statements through and including the earliest to occur of (i) the date on which the Company and its subsidiaries obtain adequate third-party funding required to satisfy the above capital necessity or (ii) the date on which the Group ceases to control the Company but, in all cases, no sooner than the date falling 12 months after the Issuance Date of the Interim Financial Statements.

/s/ Mau Huong Noi

Mau Huong Noi

Deputy General Director

On behalf of the Board of Directors of Vingroup Joint Stock Company

ACKNOWLEDGEMENT BY VINFAST TRADING & INVESTMENT PTE. LTD

On behalf of VinFast Trading & Investment Pte. Ltd, I, the undersigned, hereby acknowledge the Support Letter as above:

/s/ Le Thi Thu Thuy

Le Thi Thu Thuy

Managing Director